EXHIBIT 10.15
FINAL AMENDMENT TO OPIOID DEFERRED CASH PAYMENTS AGREEMENT

This final AMENDMENT TO THE OPIOID DEFERRED CASH PAYMENTS AGREEMENT, dated as of August 23, 2023 (this “Final Amendment”), is entered into by and among MALLINCKRODT PLC, a public limited company incorporated in Ireland with registered number 522227 (the “Parent”), MALLINCKRODT LLC, a Delaware limited liability company (“MLLC”), SPECGX HOLDINGS LLC, a New York limited company (“SpecGx Holdings”), SPECGX LLC, a Delaware limited liability company (“SpecGx” and, together with the Parent, MLLC and SpecGx Holdings, the “Primary Obligors”), and the Opioid Master Disbursement Trust II (the “Opioid Trust”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement (as defined below). The Primary Obligors and Opioid Trust are sometimes individually referred to herein as “Party” and collectively as the “Parties”.

PRELIMINARY STATEMENTS:

WHEREAS, on October 12, 2020, the Primary Obligors were debtors in chapter 11 cases in the United States Bankruptcy Court for the District of Delaware (the “Delaware Bankruptcy Court”) under the caption In re Mallinckrodt plc, et al., Lead Case No. 20‑12522 (JTD) (the “2020‑2022 Chapter 11 Cases”).

WHEREAS, pursuant to the Fourth Amended Joint Plan of Reorganization (With Technical Modifications) of Mallinckrodt and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 6510], which was filed in final, effective form at Docket No. 7670 (including all appendices, exhibits, schedules and supplements thereto, as the same may be altered, amended or modified from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules (each as defined in the RSA) and the terms thereof, the “2020‑2022 Plan”), the Primary Obligors, among others, and representatives for holders of Opioid Claims (as defined in the 2020-2022 Plan) agreed to resolve all asserted Opioid Claims and enter into certain agreements in connection therewith.

WHEREAS, on March 2, 2022, the Delaware Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order Confirming Fourth Amended Joint Plan of Reorganization (with Technical Modifications) of Mallinckrodt plc and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 6660] (including all appendices, exhibits, schedules and supplements thereto, as the same may be altered, amended or modified from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules (each as defined in the RSA) and the terms thereof, the “2020‑2022 Confirmation Order”) confirming the 2020‑2022 Plan, including the global settlement of all Opioid Claims (as defined in the 2020‑2022 Plan) against the Primary Obligors, among others, and authorizing the Primary Obligors and the Opioid Trust to enter into their requisite agreements, as applicable.

WHEREAS, pursuant to the 2020‑2022 Plan and 2020‑2022 Confirmation Order, on June 16, 2022, Mallinckrodt and the Opioid Trust entered into that certain Opioid MDT II Cooperation Agreement (the “Cooperation Agreement”) (as so ordered by the Delaware Bankruptcy Court on June 6, 2022 [Docket No. 7586]) in connection with, among others, the sharing and transferring of certain books and records with the Opioid Trust under the 2020‑2022 Plan.

WHEREAS, pursuant to the Restructuring (as defined below), the Primary Obligors and certain of their affiliates and the Opioid Trust have agreed to, among other things, amend certain terms of the Cooperation Agreement (the “Cooperation Agreement Amendment”).

WHEREAS, pursuant to the 2020‑2022 Plan and 2020‑2022 Confirmation Order, on June 16, 2022, each of the Primary Obligors and the Opioid Trust entered into that certain Opioid Deferred Cash Payments Agreement (as amended by the First Amendment (as defined herein), the “Agreement”) (as so ordered by the Delaware Bankruptcy Court on June 7, 2022 [Docket No. 7598]) in connection with, among others, the deferred payment obligations under the 2020‑2022 Plan.

WHEREAS, in accordance with Section 2.01 of the Agreement, the Primary Obligors were required make a $200 million payment to the Opioid Trust on June 16, 2023 (the “June 2023 Settlement Payment”).

WHEREAS, on June 15, 2023, the Primary Obligors and the Opioid Trust entered into Amendment No. 1 to the Opioid Deferred Cash Payments Agreement (the “First Amendment”), which extended the due date for the June 2023 Settlement Payment to June 23, 2023 pursuant to Section 9.08(b) of the Agreement.

WHEREAS, (i) on June 22, 2023, pursuant to the First Amendment, the Opioid Trust provided written notice that it was further extending the due date of the June 2023 Settlement Payment from June 23, 2023 to June

30, 2023; (ii) on June 29, 2023, pursuant to the First Amendment, the Opioid Trust provided written notice that it was further extending the due date of the June 2023 Settlement Payment from June 30, 2023 to July 7, 2023; (iii) on July 6, 2023, pursuant to the First Amendment, the Opioid Trust provided written notice that it was further extending the due date of the June 2023 Settlement Payment from July 7, 2023 to July 14, 2023; (iv) on July 14, 2023, pursuant to the First Amendment, the Opioid Trust provided written notice that it was further extending the due date of the June 2023 Settlement Payment from July 14, 2023 to July 21, 2023; (v) on July 16, 2023, pursuant to the First Amendment, the Opioid Trust agreed to extend the due date of the June 2023 Settlement Payment to August 15, 2023; and (vi) on August 15, 2023, pursuant to the First Amendment, the Opioid Trust agreed to extend the due date of the June 2023 Settlement Payment to August 22, 2023.

WHEREAS, the Parties have in good faith and at arm’s length negotiated and agreed to the terms of a restructuring (the “Restructuring”) intended to be consummated through voluntary prepackaged cases under chapter 11 of the Bankruptcy Code (as defined in the RSA) (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on the terms set forth in that certain Restructuring Support Agreement, dated as of August 23, 2023 (the “RSA”).

WHEREAS, in connection with the Restructuring, the Parties, among others, have in good faith and at arm’s length negotiated and agreed to satisfy in full the Opioid Deferred Cash Payments and any other Opioid Obligations (as defined in the Agreement) as set forth in this Final Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the Parties hereto hereby agree as follows:

Section 1.Amendments.

(a)Effective as of the Final Amendment Effective Date and notwithstanding anything to the contrary in the Agreement or any Settlement Document, Section 1.01 of the Agreement is hereby amended to add the following definitions in the appropriate alphabetical order:

““Final Amendment” means that certain Final Amendment to Opioid Deferred Cash Payments Agreement, dated as of August 23, 2023, by and among the Primary Obligors and the Opioid Trust.”

““MDT II CVR Agreement” shall have the meaning ascribed to such term in the RSA.”

““MDT II CVRs” shall have the meaning ascribed to such term in the RSA.”

““Payment Date” is the date when the Debtors pay the lump sum payment in cash to the Opioid Trust (and its successors and assigns, in part or in whole, as applicable) in the amount of $250 million in accordance with the terms of Section 2.01, which, for the avoidance of doubt, shall be at least one (1) Business Day before the commencement of the Chapter 11 Cases (as defined in the Final Amendment).”

““RSA” shall mean that certain Restructuring Support Agreement, dated as of August 23, 2023, by, among others, the Primary Obligors and the Opioid Trust, and any exhibits, schedules, attachments, or appendices thereto (in each case, as such may be amended, modified or supplemented in accordance with its terms).”

(b)Effective as of the Final Amendment Effective Date and notwithstanding anything to the contrary in the Agreement or any Settlement Document, Section 1.01 of the Agreement is hereby amended such that the definition of “Opioid Deferred Cash Payments” is amended and restated in its entirety as follows:

““Opioid Deferred Cash Payments” shall have the meaning given to such term in the Plan of Reorganization (as in effect on the Effective Date); provided, however, that the dates and amounts of such Opioid Deferred Cash Payments shall be consistent with Section 2.01 of this Agreement (notwithstanding anything to the contrary in the Plan of Reorganization).”

(c)Effective as of the Final Amendment Effective Date and notwithstanding anything to the contrary in the Agreement or any Settlement Document, Section 1.01 of the Agreement is hereby amended such that the definition of “Termination Date” is amended and restated in its entirety as follows:

““Termination Date” shall mean, unless otherwise provided for in the Final Amendment, the Payment Date.”

(d)Effective as of the Final Amendment Effective Date and notwithstanding anything to the contrary in the Agreement or any Settlement Document, Section 2.01 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 2.01 Repayment of Opioid Deferred Cash Payments. In full and final satisfaction of all Opioid Deferred Cash Payments and any other Opioid Obligations (including full and final satisfaction of all non-monetary obligations unless otherwise stated herein or in the RSA) under the Agreement and 2020‑2022 Plan, the Primary Obligors shall (i) pay to the Opioid Trust (and its successors and assigns, in part or in whole, as applicable), to the account(s) most recently specified for such purposes in a written notice delivered by the Opioid Trust (or, if applicable, any successor or assignee thereof) to the Primary Obligors, a single lump sum payment in cash in the amount of $250 million at least one (1) business day before the commencement of the Chapter 11 Cases (as defined in this Final Amendment) and (ii) enter into the MDT II CVR Agreement providing for the MDT II CVRs. On the Payment Date and upon execution of the MDT II CVR Agreement, (x) no further Opioid Obligations of any kind shall remain outstanding and (y) all covenants set forth in Article V and Article VI of this Agreement and all Events of Default set forth in Article VII of this Agreement shall be terminated except to the extent necessary to carry out the transactions contemplated by the RSA.”

(e)Effective as of the Payment Date and notwithstanding anything to the contrary in the Agreement or any Settlement Document, Section 2.05 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 2.05 Claim Amount. Subject to Section 9 of the Final Amendment, the Opioid Trust (together with its successors and assigns, in part or in whole) shall not be entitled to assert the full unpaid amount of the Opioid Deferred Cash Payments (which, upon the Payment Date, but subject, in all respects, to Section 9 of the Final Amendment, is $0) in the Chapter 11 Cases (as defined in the Final Amendment), and any claims by the Opioid Trust against the Primary Obligors shall be subject to the terms of the Final Amendment including, for the avoidance of doubt and without limitation, subject to the terms of Sections 7 and 9 of the Final Amendment.”

(f)Effective as of the Payment Date and notwithstanding anything to the contrary in the Agreement or any Settlement Document, Section 9.02 of the Agreement is hereby amended by deleting the last sentence thereof.

(g)Effective as of the Payment Date and notwithstanding anything to the contrary in the Agreement or any Settlement Document, Section 9.05 of the Agreement is hereby amended by deleting paragraph (e) thereof.

Section 2.[Reserved].

Section 3.RSA Agreement.

On or before the Final Amendment Effective Date, the Parties shall execute and deliver (if not previously executed and delivered) the RSA and any applicable ancillary agreements required to be executed in connection with the RSA. The Parties acknowledge and agree, for the avoidance of doubt, that nothing in this Final Amendment alters or diminishes or shall alter or diminish any rights or obligations set forth in the RSA.

Section 4.Representations and Warranties of the Primary Obligors.

On the date hereof, each Primary Obligor hereby represents and warrants to the Opioid Trust that:

(a)No Defaults. No Default or Event of Default has occurred and is continuing under the Agreement (as of the date hereof and as amended by the Final Amendment).

(b)Organization; Powers. Each such Primary Obligor: (1) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such status or an analogous concept applies to such an organization or in such jurisdiction); (2) has all requisite organizational power and authority to own its property and assets and to carry on its business as now conducted; (3) is qualified to do business in each jurisdiction where such qualification is required; and (4) has the power and authority to execute, deliver and perform its obligations under this Final Amendment.

(c)Authorization. The execution, delivery and performance by each such Primary Obligor of this Final Amendment has been duly authorized by all necessary organizational action.

(d)Enforceability. This Final Amendment has been duly executed and delivered by each Primary Obligor and constitutes a legal, valid and binding obligation of each such Primary Obligor enforceable against each such Primary Obligor in accordance with its terms.

Section 5.Representations and Warranties of the Opioid Trust.

On the date hereof, the Opioid Trust hereby represents and warrants to the Primary Obligors that:

(a)No Defaults. No Default or Event of Default has occurred and is continuing under the Agreement (as of the date hereof and as amended by the Final Amendment).

(b)Organization; Powers. The Opioid Trust: (1) was created pursuant to the 2020-2022 Plan and 2020-2022 Confirmation Order and is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such status or an analogous concept applies to such an organization or in such jurisdiction); (2) has all requisite organizational power and authority to manage and disburse its property and assets and to carry on its business as now conducted; and (3) has the power and authority to execute, deliver and perform its obligations under this Final Amendment.

(c)Authorization. The execution, delivery and performance by the Opioid Trust of this Final Amendment has been duly authorized by all necessary corporate or other organizational action.

(d)Enforceability. This Final Amendment has been duly executed and delivered by the Opioid Trust and constitutes a legal, valid and binding obligation of the Opioid Trust enforceable against the Opioid Trust in accordance with its terms.

Section 6.Conditions to Effectiveness.

(a)This Final Amendment shall be effective on the date (the “Final Amendment Effective Date”) that each of the following conditions has been satisfied or waived by the applicable Party, in each case as determined by the applicable Party in its sole discretion:

i.The Parties shall have received counterparts of this Final Amendment duly executed by each of the other Parties;

ii.The Opioid Trust shall have received (or shall receive substantially concurrently with the occurrence of the Final Amendment Effective Date) its Expense Reimbursement in accordance with Section 8 herein;

iii.The RSA shall have become effective in accordance with its terms; and

iv.The Cooperation Agreement Amendment shall have become effective in accordance with its terms.

(b)Upon the Final Amendment Effective Date, and subject to Section 12 herein, the Agreement shall thereupon be deemed to be amended as set forth herein as fully and with the same effect as if the amendments made hereby were originally set forth in the Agreement, and this Final Amendment and the Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the Agreement or the Settlement Documents (as defined in the Agreement).

Section 7.Release.

(a)As of the Payment Date, and so long as neither this Final Amendment nor the payment made on the Payment Date is void or voided pursuant to Section 9 hereof, each of the Parties hereby forever relieves, releases, and discharges the other Parties and their present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, guarantees, obligations, promises, acts, agreements, costs and expenses, indemnities, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims (collectively, the “Claims”) existing or arising in connection with the Agreement and the related Settlement Documents, including, for the avoidance of doubt, the parent guaranty under the Agreement, the Subsidiary Guarantee Agreement, and (to the extent constituting a Settlement Document) the 2020-2022 Plan, from the beginning of time through and including the Payment Date (collectively, the “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities, obligations, causes of action, or Claims arising out of or in any manner whatsoever connected with or related to the Agreement and the related Settlement Documents, including, for the avoidance of doubt, the parent guaranty under the Agreement, the Subsidiary Guarantee Agreement, and (to the extent constituting a Settlement Document) the 2020-2022 Plan, the recitals thereto, any instruments or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing, other than as set forth in this Final Amendment; provided, however, that the following shall not be Released Claims (collectively, the “Preserved Claims”): (i) any rights preserved under this Final Amendment, (ii) other than as amended by the Cooperation Agreement Amendment, any of the Opioid Trust’s rights to discovery and entitlements to discovery from the Debtors and any non-Debtor as set forth in the Cooperation Agreement or the 2020-2022 Plan, and (iii) any of the Opioid Trust’s rights, defenses, claims, and causes of action assigned under the 2020-2022 Plan against non-Debtors, including but not limited to in respect of Other Opioid Claims (as defined in the 2020-2022 Plan), with references to “Debtors” in clauses (ii) and (iii) meaning the Debtors under the 2020-2022 Plan.

(b)Unless otherwise provided for herein, from and after the Termination Date, as amended by the Final Amendment, and so long as this Final Amendment is not void or voided pursuant to Section 9 hereof, the Agreement and the other Settlement Documents, including, for the avoidance of doubt, the parent guaranty and any indemnity under the Agreement, the Subsidiary Guarantee Agreement, and (to the extent constituting a Settlement Document) the 2020-2022 Plan, shall be terminated and have no further force or effect; provided, that, for the avoidance of doubt, this paragraph shall have no effect on the Preserved Claims.

(c)By entering into this release, the Parties recognize that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of the Parties hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in connection with the Released Claims. Accordingly, subject to Section 9 herein, if the Parties should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, the Parties shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. The Parties acknowledge that they are not relying upon and have not relied upon any representation or statement made by the other Party with respect to the facts underlying this release or with regard to any of the Parties’ rights or asserted rights.

(d)So long as this Final Amendment is not void or voided pursuant to Section 9 hereof, this release may be pleaded by the Parties as a full and complete defense and/or as a cross‑complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. The Parties acknowledge that the release contained herein constitutes a material inducement to each of the Parties to enter into this Final Amendment, and that the Parties would not have done so but for the other Party’s expectation that such release is valid and enforceable in all events.

(e)The Parties hereby acknowledge and agree that they have no offsets, defenses, Claims, or counterclaims against the other with respect to the Agreement and the related Settlement Documents, including, for the avoidance of doubt, the parent guaranty under the Agreement and the Subsidiary Guarantee Agreement, or otherwise, and that if either Party now has, or ever did have, any offsets, defenses, Claims, or counterclaims against the other Party, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and the Parties hereby RELEASE each other from any liability thereunder.

(f)The Parties hereby represent and warrant to each other in connection with this release, and the Parties are relying thereon, as follows:
i.Except as expressly stated in this Final Amendment, the Parties or their agents, employees or representatives have not made any statement or representation to each other regarding any fact relied upon by the other Party in entering into this Final Amendment;

ii.The Parties have made such investigation of the facts pertaining to this Final Amendment and all of the matters appertaining thereto, as it deems necessary;

iii.The terms of this Final Amendment are contractual and not a mere recital;

iv.This Final Amendment has been carefully read by the Parties, the contents hereof are known and understood by the Parties, and this Final Amendment is signed freely, and without duress, by the Parties; and

v.The Parties are the sole and lawful owner of all right, title and interest in and to every Released Claim and every other matter which it releases herein, and the Parties have not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any Released Claims or other matters herein released. The Parties shall indemnify each other, defend and hold each other harmless from and against all Claims based upon or arising in connection with prior assignments or purported assignments or transfers of any Released Claims or matters released herein.

(g)Notwithstanding the above or anything to the contrary herein, the obligations under this Final Amendment and the following sections of the Agreement shall not be released hereunder and any Claims in connection with the below sections shall not be considered Released Claims, and such provisions are hereby incorporated into this Final Amendment; except that all notice obligations in the following sections shall be deemed superseded by the notice provisions in Section 15 of this Final Amendment:

i.Section 2.04(e): Taxes - Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

ii.Section 9.16: Confidentiality. The Opioid Trust (and its successors and assigns, in part or in whole) shall maintain in confidence (and shall use solely for the purposes of determining compliance with the terms of the Settlement Documents or evaluating the financial condition of the Parent and its Subsidiaries) any information relating to the Parent, each Primary Obligor and any of their respective Subsidiaries or their respective businesses furnished to it by or on behalf of the Parent, each Primary Obligor or any of their respective Subsidiaries (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by the Opioid Trust (or such successor or assign, in part or in whole) without utilizing any information received from the Parent or any Subsidiary or violating this Section 9.16 or (c) was available to the Opioid Trust (or such successor or assign, in part or in whole) from a third party having, to the Opioid Trust’s (or such successor’s or assign’s, in part or in whole) knowledge, no obligations of confidentiality to the Parent, any Primary Obligor or any other Subsidiary) and shall not reveal the same except: (A) to the extent necessary to comply with applicable laws or any legal process or the requirements of any Governmental Authority purporting to have jurisdiction over such the Opioid Trust (or such successor or assign, in part or in whole) or its Related Parties, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, (C) to its Beneficiaries and Related Parties, including auditors, accountants, legal counsel and other advisors (so long as each such person shall have agreed to keep the same confidential in accordance with this Section 9.16), (D) in connection with the exercise of any remedies under this Agreement or any other Settlement Document or any suit, action or proceeding relating to this Agreement or any other Settlement Document or the enforcement of rights hereunder or thereunder, (E) to any prospective assignee of any of its rights under this Agreement (so long as such person shall have agreed to keep the same confidential in accordance with this Section 9.16), (F) [reserved,] (G) with the prior written consent of the Parent, and (H) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement (so long as such person shall have agreed to keep the same confidential in accordance with this Section 9.16). For the avoidance of doubt, the confidentiality obligations of the Opioid Trust and its Related Parties and Beneficiaries with respect to any Cooperation Agreement Information shall be governed by the Opioid MDT II Cooperation Agreement and not by this Section 9.16.

Section 8.Expense Reimbursement.

On or before the Final Amendment Effective Date, the Primary Obligors shall pay or reimburse all reasonable and documented fees and out‑of‑pocket expenses of Brown Rudnick LLP and Houlihan Lokey as determined by their respective engagement letters in connection with this Final Amendment and the Cooperation Agreement Amendment (the “Expense Reimbursement”); provided, that the Expense Reimbursement shall be paid only if invoiced to the Primary Obligors at least five (5) Business Days prior to the Final Amendment Effective Date and such invoice shall be sent to the designated email address provided to Brown Rudnick LLP by the Primary Obligors.

Section 9.Snap‑Back.

(a)If the Primary Obligors’ payment obligation under Section 2.01 of the Agreement, as amended by the Final Amendment, or any payment made thereunder, is avoided, in whole or in part, for any reason before the Plan Effective Date (as defined in the RSA) (including, but not limited to, through any avoidance action under the Bankruptcy Code (as defined in the RSA) in the Chapter 11 Cases) or in any other case, proceeding or action before the Plan Effective Date (as defined in the RSA), then (i) the amendments set forth in Section 1 herein shall be deemed void ab initio, automatically rescinded and otherwise terminated and of no force and effect and (ii) the release set forth in Section 7 herein shall be deemed void ab initio, automatically rescinded and otherwise terminated and of no force and effect, and the Opioid Trust will be permitted to submit a claim or institute an action or proceeding against the Primary Obligors in the Chapter 11 Cases or otherwise in the absence of the Chapter 11 Cases for the claims that would otherwise be covered by the release contained in Section 7 herein (collectively, the “Snap-Back Provision”); provided, that any such claims shall be reduced by the amount of any payments received pursuant to this Final Amendment and not otherwise avoided.

(b)Notwithstanding anything to the contrary herein, the Snap-Back Provision shall survive the Payment Date; provided, however, the Snap-Back Provision shall be extinguished, null, void, and of no further force or effect upon assumption of this Final Amendment on the Plan Effective Date (as defined in the RSA) in accordance with Section 10 herein.

Section 10.Additional Obligations.

(a)Subject to Section 9 herein, the Primary Obligors in their Chapter 11 Cases will (1) assume, and will cause their affiliate Debtors or Reorganized Debtors (each as defined in the RSA), as applicable, to assume, this Final Amendment on the Plan Effective Date (as defined in the RSA) and (2) retain and subsequently release and/or waive any and all Claims and/or estate causes of action, including but not limited all causes of action under Chapter 5 of Title 11 of the U.S. Code and state analogues, that may exist against the Opioid Trust, its officers, advisors, professionals, agents, trustees, and beneficiaries, and will cause their affiliate Reorganized Debtors (as defined in the RSA) to do the same.

Section 11.Opioid Operating Injunction and Monitor Agreement Reaffirmation.

MLLC and SpecGx hereby reaffirm the covenants and agreements contained in the Opioid Operating Injunction to which each is a party and each acknowledge and agree that this Final Amendment shall in no manner impair or otherwise adversely affect the terms of the Opioid Operating Injunction and each confirm that the Opioid Operating Injunction shall continue to be in full force and effect, and the same is ratified and confirmed in all respects. MLLC and SpecGx shall cause their successors, including affiliate Mallinckrodt Enterprises LLC to assume and/or reaffirm the Opioid Operating Injunction under the Plan of Reorganization (as defined in the RSA). The Primary Obligors in their Chapter 11 Cases will assume, and will cause their affiliate Debtors or Reorganized

Debtors (each as defined in the RSA), as applicable, to assume, the Monitor Agreement (as defined in the 2020‑2022 Plan), which shall remain in full force and effect upon the Plan Effective Date (as defined in the RSA), unless amended or superseded by further order of the Bankruptcy Court, which order may be the Confirmation Order (as defined in the RSA); provided, however, that the Parties shall not move to amend or discharge the Monitor Agreement or Opioid Operating Injunction.

Section 12.Payment Date Failure to Occur & Voiding of Final Amendment.

Notwithstanding anything else herein, if the Payment Date fails to occur on or prior to September 30, 2023, then this Final Amendment to the Opioid Deferred Cash Payments Agreement is wholly and completely void, all amendments made herein are void and of no effect, and the Agreement shall be reinstated as in effect immediately prior to the Final Amendment Effective Date such that all references to the Agreement in the Agreement or any other Settlement Document shall be a reference to the Agreement immediately prior to the Final Amendment Effective Date.

Section 13.Counterparts.

This Final Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Final Amendment by delivering by facsimile, email or other electronic transmission a signature page of this Final Amendment signed by such party, and any such facsimile, email or other electronic signature shall be treated in all respects as having the same effect as an original signature.

Section 14.Governing Law and Waiver of Right to Trial by Jury.

This Final Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Sections 9.07, 9.11, and 9.15 of the Agreement are incorporated herein by reference mutatis mutandis. Solely for purposes of enforcing this Final Amendment and not for any other purpose, the Parties consent to the jurisdiction of the Bankruptcy Court.

Section 15.Headings.

The headings of this Final Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 16.Notice.

All notices, requests, and demands to or upon the respective Parties hereto shall be given in accordance with the RSA.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Final Amendment to be duly executed as of the date first above written.
PRIMARY OBLIGORS:

MALLINCKRODT PLC

By: /s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: EVP & Chief Financial Officer

MALLINCKRODT LLC
SPECGX LLC
SPECGX HOLDINGS LLC

By: /s/ Stephen A. Welch
Name: Stephen A. Welch
Title: EVP & Head of Specialty Generics

OPIOID MASTER DISBURSEMENT TRUST II

By: /s/ Jennifer E. Peacock
Name: Jennifer E. Peacock
Title: Trustee

By: /s/ Michael Atkinson
Name: Michael Atkinson
Title: Trustee

By: /s/ Anne Ferazzi
Name: Anne Ferazzi
Title: Trustee